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                                                                EXHIBIT 28(a)

           KMART CORPORATION 1997 LONG-TERM EQUITY COMPENSATION PLAN

ARTICLE 1. ESTABLISHMENT, OBJECTIVES, AND DURATION

     1.1. Establishment of the Plan. Kmart Corporation, a Michigan corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "Kmart Corporation 1997 Long-Term Equity Compensation Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares and Performance Units.

     The Plan shall become effective as of March 18, 1997 (the "Effective Date") and shall remain in effect as provided in Section 1.3 herein. All grants to officers and directors and any grants of incentive stock options under the Plan shall be subject to stockholder approval of the Plan.

     1.2 Objectives of the Plan. The objectives of the Plan are to optimize the profitability and growth of the Company through incentives which are consistent with the Company's goals and which link the personal interests of Participants to those of the Company's stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants.

     The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company's success and to allow Participants to share in the success of the Company.

     1.3. Duration of the Plan. The Plan shall commence on the Effective Date set forth in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 15 herein, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan after March 17, 2007. Awards granted prior thereto, however, may extend beyond such date and the provisions of the Plan shall continue to apply thereto.


ARTICLE 2. DEFINITIONS

     Whenever used in the Plan, the following terms shall have the meanings set forth below, and, when the meaning is intended, the initial letter of the word shall be capitalized:

     2.1. "Affiliate" has the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

     2.2. "Award" means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares or Performance Units.

     2.3. "Award Agreement" means an agreement evidencing and setting forth the terms of an Award granted under the Plan, in such form as the Committee may, from time to time, approve.

     2.4. "Beneficial Owner" or "Beneficial Ownership" has the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

     2.5. "Board" or "Board of Directors" means the Board of Directors of the Company.


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     2.6.  "Change in Control" of the Company is deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

          (a) The "Beneficial Ownership" of securities representing more than thirty-three percent (33%) of the combined voting power of the Company is acquired by any ''person'' as defined in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company); or

          (b) The stockholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation or to sell or otherwise dispose of all or substantially all of its assets, or adopt a plan of liquidation; or

          (c) During any period of three consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period or whose election or nomination was previously so approved).

     2.7. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     2.8. "Committee" means the Compensation and Incentives Committee of the Board, unless and until another committee is appointed by the Board in its discretion to administer Awards to Employees, as described in Article 3 herein.

     2.9. "Director" means any individual who is a member of the Board of Directors of the Company; provided, however, that any Director who is employed by the Company shall be considered an Employee under the Plan.

     2.10. "Employee" means any employee of the Company or its Subsidiaries or Affiliates. Directors who are employed by the Company shall be considered Employees under this Plan.

     2.11. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

     2.12. "Fair Market Value" is deemed to be the mean of the highest price and lowest price at which the Shares shall have been sold, regular way, on the date in question or on the next preceding day on which there were such sales of Shares if no such sales shall have been made on the date in question, as reported on the Composite Transactions reporting system.

     2.13. "Freestanding SAR" means an SAR that is granted to a Participant independently of any Option pursuant to Article 7 herein.

     2.14. "Incentive Stock Option" or "ISO" means an option to purchase Shares granted to a Participant pursuant to Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

     2.15. "Nonemployee Director" means a Director who is not also an Employee.

     2.16. "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares granted to a Participant pursuant to Article 6 herein and which is not intended to meet the requirements of Code Section 422.


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     2.17. "Option" means an Incentive Stock Option or a Nonqualified Stock
Option granted to a Participant pursuant to Article 6 herein.

     2.18. "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

     2.19. "Participant" means an Employee or Director who has been selected to receive an Award or one who has an outstanding Award granted under the Plan.

     2.20. "Performance-Based Exception" means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

     2.21. "Performance Share" means an Award granted to a Participant pursuant to Article 9 herein.

     2.22. "Performance Unit" means an Award granted to a Participant pursuant to Article 9 herein.

     2.23. "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 herein.

     2.24. "Restricted Stock" means an Award granted to a Participant pursuant to Article 8 herein.

     2.25. "Shares" means the shares of common stock of the Company.

     2.26. "Stock Appreciation Right" or "SAR" means an Award, granted to a Participant alone or in connection with a related Option, designated as an SAR, pursuant to Article 7 herein.

     2.27. "Subsidiary" means any corporation, partnership, joint venture, or other entity in which the Company directly or indirectly has a majority interest.

     2.28. "Tandem SAR" means an SAR that is granted to a Participant in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).


ARTICLE 3. ADMINISTRATION

     3.1. General. The Plan shall be administered by the Committee, or by any committee appointed by the Board; provided, however, that the Board shall administer the Plan with respect to Awards granted to Directors. Any such Committee shall be comprised entirely of Nonemployee Directors who meet the applicable requirements of a "nonemployee director" under Rule 16b-3 of the General Rules and Regulations under the Exchange Act and of an "outside director" under Section 162(m) of the Code. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. To the extent that the administration of the Plan remains with the Board or any other committee designated by the Board, all applicable references to the Committee in the Plan shall be to the Board or other committee, as applicable. The Committee shall have the authority to delegate administrative duties to officers or Directors of the Company.

     3.2. Authority of the Committee. Except as limited by law or by the Articles of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee, or the Board where applicable, shall have full power to: select Employees and Directors who shall participate in the Plan;


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determine the sizes and types of Awards; determine the terms and conditions of
Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan's administration; and amend the terms and conditions of any outstanding Award as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law (and subject to Section 3.1 herein), the Committee may delegate its authority as specified herein.

     3.3. Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Employees, Directors, Participants, and their estates and beneficiaries.


ARTICLE 4. SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

     4.1. Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.2 herein, the number of Shares which may be issued to Participants under the Plan shall be twenty-four million (24,000,000), of which no more than five million (5,000,000) may be granted in the form of Restricted Stock. Shares issued or subject to an Award under the Plan may be either authorized and unissued Shares or issued Shares which have been reacquired by the Company. No Award may be granted under the Plan to an Employee or Director who owns more than five percent (5%) of the outstanding Shares. In the event that any Award or portion thereof expires or is canceled, surrendered, forfeited, or terminated for any reason, such Shares shall again become available for issue under the Plan.

     The following rules shall apply to grants of such Awards under the Plan:

        (a) Stock Options: The maximum aggregate number of Shares that may be granted in the form of Stock Options, pursuant to Awards granted in any one fiscal year to any one Participant, shall be one million (1,000,000).

        (b) SARs: The maximum aggregate number of Shares that may be granted in the form of Stock Appreciation Rights, pursuant to Awards granted in any one fiscal year to any one Participant, shall be one million (1,000,000).

        (c) Restricted Stock: The maximum aggregate number of Shares that may be granted in the form of Restricted Stock, pursuant to Awards granted in any one fiscal year to any one Participant, shall be five hundred thousand (500,000).

        (d) Performance Shares: The maximum aggregate number of Shares that may be granted in the form of Performance Shares, pursuant to Awards granted in any one fiscal year to any one Participant, shall be five hundred thousand (500,000).

        (e) Performance Units: The maximum aggregate payout (determined as of the end of the applicable Performance Period), with respect to Awards of Performance Units granted in any one fiscal year to any one Participant, shall be equal to the value of five hundred thousand (500,000) Shares.

     4.2. Adjustments in Authorized Shares. In the event of: any change in corporate capitalization, such as a stock split; a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company; any reorganization (whether or not such reorganization comes within the definition of such term in Code
Section 368); or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares which may be delivered under Section 4.1 herein, in the number and class of and/or price of Shares subject to

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outstanding Awards granted under the Plan, and in the Award limits set forth in subsections 4.1(a) through (e) herein, as may be determined to be appropriate and equitable by the Committee, in its discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION

     The Committee may, from time to time, grant Awards under the Plan to Participants. The Committee shall determine in its discretion, in accordance with the provisions of the Plan, to whom an Award is granted and the terms and conditions of the Award. In making such determinations, the Committee may consider the position and responsibilities of the Participant, the nature and value to the Company of his or her services and accomplishments, his or her present and potential contribution to the Company, and such other factors as the Committee may deem relevant.


ARTICLE 6. STOCK OPTIONS

     6.1. Grant of Options. Subject to the terms and conditions of the Plan, the Committee, at any time, and from time to time, may grant Options to Participants in such amounts and upon such terms as the Committee shall determine in its discretion. Options granted under the Plan shall be subject to and governed by the provisions of the Plan and by such other terms and conditions, not inconsistent with the Plan, as shall be determined by the Committee.

     6.2 Option Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is an ISO or an NQSO.

     6.3. Option Price. The Option Price for each grant of an Option under the Plan shall be not less than the Fair Market Value of a Share on the date the Option is granted.

     6.4. Duration of Options. An Option granted under the Plan may not be exercised after the earlier of (a) the date specified by the Committee, which shall be a maximum of ten years from the date of grant as to an ISO and a maximum of ten years and two days from the date of grant as to an NQSO or (b) the applicable time limit specified in the second paragraph of Section 6.5 herein. Any Option not exercised within these time periods shall automatically terminate at the expiration of such period.

     6.5 Exercise and Payment. Options granted pursuant to this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company (in the form prescribed by the Company), setting forth the number of Shares with respect to which the Option is to be exercised and by full payment for the Shares.

     The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent (in U.S. dollars), or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to exercise of the Option), or (c) by a combination of cash and Shares equal to the Option Price. Shares used in payment shall be valued as of the date notice of exercise is received by the Company. Any Shares delivered in payment shall be in such form as is acceptable to the Company.

     6.6 Exercisability of Options. Options granted pursuant to this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.



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     An Option may be exercised by an optionee only while such optionee is an
Employee or Director or within three months thereafter (or such longer period thereafter as determined by the Committee in its discretion or as provided in
Section 14.1 herein), and only if the Option is otherwise exercisable prior to termination of employment or service; provided, however, if at the date of termination of employment or service, the optionee has ten or more years of full-time service as an Employee or Director or if such termination results from death or total and permanent disability as defined in the Company's Employee Pension Plan, such three-month period shall be extended to three years. Except as otherwise provided by the Committee, any Option that is not exercisable at the date of termination shall be forfeited and reacquired by the Company and all rights of the optionee shall terminate to the extent of the forfeiture without further obligation on the part of the Company.

     An Option granted with a maximum exercise period of more than three years may not be exercised earlier than in three equal annual installments commencing on the first anniversary of the date of grant (or such other period as determined by the Committee in its discretion); provided, however, this limitation shall be removed if termination of employment or service of the optionee results from death or total and permanent disability as defined in the Company's Employee Pension Plan, or if termination of employment or directorship of the optionee occurs at or after age 65 and the optionee has ten or more years of full-time service as an Employee or Director, or if and to the extent the Committee may so determine in its discretion, or as provided in
Section 14.1 herein. An Option granted with a maximum exercise period of three years or less is not subject to the limitation contained in the preceding sentence.

     6.7 Other Restrictions. The Committee may impose such conditions and/or restrictions on any Shares acquired pursuant to the exercise of an Option granted pursuant to this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

     6.8. Nontransferability of Options. Except as otherwise determined by the Committee in its discretion, with respect to NQSOs, no Option or any rights with respect thereto shall be subject to any debts or liabilities of an optionee, nor be assignable or transferable except by will or the laws of descent and distribution, nor be exercisable during the optionee's lifetime other than by him or her, nor shall Shares be issued to or in the name of one other than the optionee; provided, however, that an Option may, after the death or total and permanent disability of an optionee, be exercised pursuant to
Article 11 herein; and provided further that any Shares issued to an optionee hereunder may, at the request of the optionee, be issued in the name of the optionee and one other person, as joint tenants with right of survivorship and not as tenants in common, or in the name of a trust for the benefit of the optionee or for the benefit of the optionee and others.


ARTICLE 7. STOCK APPRECIATION RIGHTS

     7.1. Grant of SARs. Subject to the terms and conditions of the Plan, the Committee, at any time, and from time to time, may grant SARs to Participants in such amounts and upon such terms as the Committee shall determine in its discretion. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs. SARs granted under the Plan shall be subject to and governed by the provisions of the Plan and by such other terms and conditions, not inconsistent with the Plan, as shall be determined by the Committee.

     The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option.

     7.2. SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, the number of SARs, and such other provisions as the Committee shall determine.


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     7.3. Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

        (a) The difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

        (b) The number of Shares with respect to which the SAR is exercised.

     At the discretion of the Committee, the payment upon exercise of an SAR may be in cash, in Shares of equivalent value, or in some combination thereof.

     7.4. Term of SARs. The term of an SAR granted under the Plan shall be determined by the Committee, in its discretion; provided, however, that such term shall not exceed ten (10) years and two (2) days.

     7.5. Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

     Notwithstanding any other provision of this Plan to the contrary, with respect to any Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payment with respect to the Tandem SAR may be no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

     7.6. Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its discretion, imposes upon them.

     7.7. Termination of Employment/Directorship. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant as an Employee or Director. Such provisions shall be determined in the discretion of the Committee, shall be included in the Award Agreement entered into with the Participant, need not be uniform among all SARs issued pursuant to this Article 7, and may reflect distinctions based on the reasons for termination.

     7.8. Other Restrictions. The Committee may impose such conditions and/or restrictions on any Shares issued pursuant to the exercise of any SAR granted pursuant to this Article 7 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

     7.9. Nontransferability of SARs. Except as otherwise determined by the Committee in its discretion, no SAR or any rights with respect thereto shall be subject to any debts or liabilities of a Participant, nor be assignable or transferable except by will or the laws of descent and distribution, nor be exercisable during the Participant's lifetime other than by him or her, nor shall Shares be issued to or in the name of one other than the Participant; provided, however, that any Shares issued to a Participant pursuant to an SAR hereunder may at the request of the Participant be issued in the name of the Participant and one other person as joint tenants with right of survivorship and not as tenants in common, or in the name of a trust for the benefit of the Participant or for the benefit of the Participant and others.


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ARTICLE 8. RESTRICTED STOCK

     8.1. Grant of Restricted Stock. Subject to the terms and conditions of the Plan, the Committee, at any time, and from time to time, may grant Restricted Stock to Participants in such amounts and upon such terms as the Committee shall determine in its discretion. Restricted Stock granted under the Plan shall be subject to and governed by the provisions of the Plan and by such other terms and conditions, not inconsistent with the Plan, as shall be determined by the Committee.

     8.2. Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

     8.3. Termination of Employment/Directorship. Except as otherwise provided in the Plan or in the Award Agreement, unless and until the restrictions and other terms and conditions applicable to a Restricted Stock Award expire or are terminated or otherwise satisfied, such Award and the Shares and any dividends or other rights applicable thereto shall be forfeited and reacquired by the Company if the Participant ceases to be an Employee or Director, and all rights of the Employee or Director shall terminate to the extent of the forfeiture without further obligation on the part of the Company.

     8.4. Other Restrictions. Subject to Article 10 herein, the Committee may impose such conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to this Article 8 as it may deem advisable, including, without limitation, restrictions requiring the Participant's payment of a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting, and/or restrictions under federal or state securities laws applicable to such Shares.

     As soon as practicable following the grant of Shares of Restricted Stock, either (i) a stock certificate or certificates representing such Shares shall be registered in the Participant's name and shall bear an appropriate legend referring to the restrictions applicable thereto, which certificates may be held in the custody of the Company or its designee for the account of the Participant; or (ii) the Company's stock transfer agent or its designee shall credit such Shares to the Participant's Restricted Stock Account, which Shares shall be subject to the restrictions applicable thereto.

     If and to the extent that the restrictions and other terms and conditions applicable to a Restricted Stock Award are not satisfied, such Award and the Shares and any dividends or other rights applicable thereto shall be forfeited and reacquired by the Company, and all rights of the Participant shall terminate to the extent of the forfeiture without further obligation on the part of the Company.

     The Committee may in its discretion terminate, shorten, or accelerate any period of restriction or waive any terms or conditions applicable to all or any portion of a Restricted Stock Award.

     Upon the expiration or termination of the restrictions and the satisfaction of any other terms and conditions applicable to a Restricted Stock Award, a stock certificate or certificates representing Shares free from the restrictions and any legend, except as may be imposed by law, shall be issued to the Participant or to the Participant's beneficiary, estate or legal representative, as the case may be, along with any dividends applicable thereto which have been withheld by the Company.

     8.5. Nontransferability of Restricted Stock. Except as otherwise provided in this Article 8 or determined by the Committee in its discretion, no Shares of Restricted Stock or any rights with respect thereto shall be subject to any debts or liabilities of a Participant, nor be assignable or transferable until the expiration or termination of the restrictions and the satisfaction of any other terms and conditions applicable to the Award, nor shall any rights with respect to Restricted Stock be available during a Participant's lifetime other than to him or her.


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     8.6. Shareholder Rights. Except as provided in the Plan or in the Award
Agreement, a Participant to whom Restricted Stock is issued, shall generally have the rights and privileges of a stockholder as to the Restricted Stock, including the right to vote such Shares.

     At the discretion of the Committee, dividends declared with respect to Shares of Restricted Stock may either be paid to the Participant or withheld by the Company for the Participant's account, and interest may be paid on any dividends withheld at a rate determined by the Committee. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Shares is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Shares, such that the dividends and/or the Restricted Shares maintain eligibility for the Performance-Based Exception.


ARTICLE 9. PERFORMANCE UNITS AND PERFORMANCE SHARES

     9.1. Grant of Performance Units/Shares. Subject to the terms and conditions of the Plan, the Committee, at any time, and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine in its discretion. Performance Units and Performance Shares granted under the Plan shall be subject to and governed by the provisions of the Plan and by such other terms and conditions, not inconsistent with the Plan, as shall be determined by the Committee.

     9.2. Value of Performance Units/Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. Subject to Article 10 herein, the Committee shall set performance goals in its discretion which, depending on the extent to which they are met, shall determine the number and/or value of Performance Units/Shares that shall be paid out to the Participant. For purposes of this Article 9, the time period during which the performance goals must be met shall be called a "Performance Period."

     9.3. Earning of Performance Units/Shares. Subject to the terms of the Plan and the Award Agreement, after the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive a payout on the number and value of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

     9.4. Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares shall be made in a single lump sum following the close of the applicable Performance Period. Subject to the terms of the Plan, the Committee, in its discretion, may pay earned Performance Units/Shares in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

     At the discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Performance Units and /or Performance Shares, but not yet distributed to Participants (such dividends shall be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, as set forth in Section 8.6 herein). In addition, Participants may, in the discretion of the Committee, have the rights and privileges of a stockholder as to the Shares, including the right to vote such Shares.

     9.5. Termination of Employment/Directorship. Except as otherwise provided in the Plan or in the Award Agreement, unless and until the terms and conditions applicable to an Award of Performance Units/Shares are met, such Award and the Performance Units/Shares and any dividends or other rights applicable thereto shall be forfeited to the Company if the Participant ceases to be an Employee or Director, and all rights of the Employee or Director shall terminate to the extent of the forfeiture without further obligation on the part of the Company; provided, however, that the Committee may in its discretion waive any terms or conditions or permit a payout with respect to all or any portion of an Award of Performance Units/Shares.

     9.6. Other Restrictions. The Committee may impose such conditions and/or restrictions on any Shares issued pursuant to this Article 9 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky law or state securities laws applicable to such Shares.

     If and to the extent that no payout is earned with respect to an Award of Performance Units/Shares in accordance with the terms and conditions of the Award, such Award and the Performance Units/Shares and any dividends or other rights applicable thereto shall be forfeited to the Company, and all rights of the Participant shall terminate to the extent of the forfeiture without further obligation on the part of the Company.

     9.7. Nontransferability of Performance Units/Shares. Except as otherwise determined by the Committee in its discretion, no Performance Units/Shares or any rights with respect thereto shall be subject to any debts or liabilities of a Participant, nor be assignable or transferable except by will or the laws of descent and distribution, nor be exercisable during the Participant's lifetime other than by him or her, nor shall Shares be issued to or in the name of one other than the Participant; provided, however, that any Shares issued to a Participant hereunder may at the request of the Participant be issued in the name of the Participant and one other person, as joint tenants with right of survivorship and not as tenants in common, or in the name of a trust for the benefit of the Participant or for the benefit of the Participant and others.


ARTICLE 10. PERFORMANCE MEASURES

     The performance measure(s) to be used for purposes of granting performance-based Awards shall be chosen from among the following, with respect to the Company, its Subsidiaries, its Affiliates, subdivisions thereof, or any combination thereof:

        (a) Return on equity, assets, capital, sales, or investment;

        (b) Pretax or after-tax profit levels;

        (c) Expense reduction levels;

        (d) Implementation of processes or projects;

        (e) Changes in the market price of Shares;

        (f) Total shareholder return; and

        (g) Cash flow.

     This measure may be expressed as a concrete goal, in terms of an increase or decrease or in comparison to the Company's competitors, the industry, or some other comparator group.

     The Committee shall have the authority to set a threshold level of performance below which no payment shall be made, levels of performance at which specified percentages of payment shall be made, and a maximum level of performance above which no additional payment shall be made.

     Following the determination of the level of performance, the Committee may in its discretion adjust (upward or downward) the payment which would otherwise have been made; provided, however, no upward adjustment shall be authorized to the extent that it would disqualify the payment under the Performance-Based Exception.

     To the extent applicable, any such performance goal shall be determined in accordance with generally accepted accounting principles and reported upon by the Company's independent accountants.

     The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 herein) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Awards; provided, however, that no such adjustment shall be authorized to the extent that it would disqualify the Awards under the Performance-Based Exception.


ARTICLE 11. BENEFICIARY DESIGNATION/LEGAL REPRESENTATIVE

     In the event one who holds an outstanding Award dies, either before or after termination of his or her status as Employee or Director, any Award which is otherwise exercisable or payable may be exercised by or paid to the person or persons whom the Participant shall have designated as beneficiary in writing on forms prescribed by and filed with the Company, or if no designation has been made, by the person or persons entitled thereto through the Participant's estate. In the event of the disability of a Participant, an Award which is otherwise exercisable or payable may be exercised by or paid to the Participant's legal representative or guardian. The Company may require an indemnity and/or such evidence or other assurances as it may deem necessary in connection with an exercise of an Award by or payment of an Award to a beneficiary, estate, heir, legal representative, or guardian.


ARTICLE 12. DEFERRALS

     The Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units/Shares. If any such deferral election is required or permitted, the Committee shall, in its discretion, establish rules and procedures for such payment deferrals.


ARTICLE 13. EMPLOYMENT/MISCONDUCT

     13.1. Employment. No provision of the Plan, nor any term or condition of any Award, nor any action taken by the Committee, the Company, a Subsidiary, or an Affiliate pursuant to the Plan, shall give or be construed as giving a Participant any right to be retained in the employ of or remain a director of the Company, a Subsidiary, or an Affiliate, or affect or limit in any way the right of the Company, a Subsidiary, or an Affiliate to terminate his or her employment or directorship. Employment with or directorship of a Subsidiary or an Affiliate shall be deemed terminated on the date such Subsidiary or Affiliate ceases to be a Subsidiary or an Affiliate of the Company.

     13.2. Participation. No Employee or Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

     13.3. Misconduct. Notwithstanding anything contained in the Plan or in an Award Agreement to the contrary, all rights with respect to all Awards of a Participant are subject to the conditions that the Participant not engage or have engaged (i) in fraud, dishonesty, conduct in violation of Company policy, or any similar act at any time while an Employee or Director; or (ii) in activity directly or indirectly in competition with any business of the Company, a Subsidiary, or an Affiliate, or in other conduct inimical to the best interests of the Company, a Subsidiary, or an Affiliate, during or following the Participant's employment with the Company, a Subsidiary, or an Affiliate or directorship with the Company. If it is determined by the Committee or the Committee's designee, either before or after termination of employment or directorship of a Participant, that there has been a failure of any such condition, all Awards and all rights with respect to all Awards granted to such Participant shall immediately terminate and be null and void.


ARTICLE 14. CHANGE IN CONTROL

     14.1. Treatment of Outstanding Awards. Subject to Section 14.3 herein, upon the occurrence of a Change in Control:

        (a) Any and all Options and SARs granted hereunder shall become immediately exercisable and shall remain exercisable throughout their entire term;

        (b) Any restriction periods and restrictions imposed on Restricted Shares which are not performance-based shall lapse;

        (c) The target payout opportunities attainable under all outstanding Awards of performance-based Restricted Stock, Performance Units, and Performance Shares shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control. The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change in Control, and there shall be paid out to Participants within thirty (30) days following the effective date of the Change in Control a pro rata number of Shares (or their cash equivalents) based upon an assumed achievement of all relevant targeted performance goals and upon the length of time within the Performance Period which has elapsed prior to the Change in Control. Awards denominated in cash shall be paid pro rata to participants in cash within thirty (30) days following the effective date of the Change in Control, with the proration determined as a function of the length of time within the Performance Period which has elapsed prior to the Change in Control, and based on an assumed achievement of all relevant targeted performance goals.

     14.2. Termination, Amendment, and Modifications of Change-in-Control Provisions. Notwithstanding any other provision of the Plan or any Award Agreement provision, the provisions of this Article 14 may not be terminated, amended, or modified on or after the date of an event which is likely to give rise to a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant's outstanding Awards.

     14.3. Pooling of Interests Accounting. Notwithstanding anything contained in the Plan to the contrary, in the event that the consummation of a Change in Control is contingent on using pooling of interests accounting methodology, the Board may, in its discretion, take any action necessary to preserve the use of pooling of interests accounting.

ARTICLE 15. AMENDMENT, MODIFICATION, AND TERMINATION

     15.1. Amendment, Modification, and Termination. Except as provided in
Section 14.2 herein, the Committee may from time to time alter, amend, suspend, or terminate the Plan in whole or in part. Any such amendment may be effective in respect of all past and future Awards granted hereunder in the discretion of the Committee.


ARTICLE 16. WITHHOLDING

     16.1. Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

     16.2. Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, the Committee may in its discretion permit a Participant to elect, in such form and at such time as the Committee may prescribe, to satisfy the withholding requirement, in whole or in part, by electing to (i) have the Company withhold whole Shares or (ii) deliver other whole Shares owned by the Participant having a Fair Market Value equal to the amount to be withheld.


ARTICLE 17. SUCCESSORS

     All obligations to the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business and/or assets of the Company.


ARTICLE 18. LEGAL CONSTRUCTION

     18.1. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein shall include the feminine; the plural shall include the singular; and the singular shall include the plural.

     18.2. Severability. If any provision of the Plan, or any term or condition of any Award or Award Agreement or form executed or to be executed thereunder, or any application thereof to any person or circumstance is invalid or would result in an ISO failing to meet the requirements of Code Section 422, such provision, term, condition, or application shall to that extent be void, or, in the discretion of the Committee, such provision, term, or condition may be amended so as to avoid such invalidity or failure, and shall not affect other provisions, terms, conditions, or applications thereof, and to this extent such provision, term, or condition is severable.

     18.3. Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     18.4. Securities Law Compliance. The Plan is intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act and shall be construed to so comply.

     18.5. Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Michigan without reference to principles of conflict of laws.